UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California (Address of principal executive offices)		94608-1463 (Zip Code)

Registrant's telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On November 16, 2011, Mollusk Holdings, LLC (“Mollusk”) adopted a stock trading plan to sell a portion of its LeapFrog Enterprises, Inc. (the “Company”) stock.  The pre-arranged stock trading plan is intended to comply with guidelines specified under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and with the Company’s policies regarding stock transactions.  Mollusk is indirectly controlled by Lawrence J. Ellison.

Under the terms of this plan, Mollusk may sell up to 3,750,000 shares of Class A common stock, $0.0001 par value per share, with a daily trading volume not to exceed 30,000 shares.  Sales under this plan will not begin prior to January 3, 2012.  Mollusk currently has a stock trading plan in effect which expires on December 31, 2011. The transactions under the new trading plan, like transactions under the existing trading plan, will be disclosed publicly through Form 4 and Form 144 filings by Mollusk with the Securities and Exchange Commission.

Mollusk currently holds approximately 10.4 million shares of Class B common stock, $0.0001 par value per share, and 0.9 million shares of Class A common stock, which together represent approximately 17.4% of the Company’s outstanding capital stock and approximately 50.6% of the voting power of the Company’s outstanding capital stock. All shares that are sold, to the extent not already Class A common stock, will be converted into Class A common stock at or before the time of sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: November 21, 2011	By:	/s/ Mark A. Etnyre
Mark A. Etnyre
Chief Financial Officer